Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

RE/MAX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock	Rule 457(o)	(3)	(3)
	Equity	Preferred Stock	Rule 457(o)	(3)	(3)
	Equity	Depositary Shares	Rule 457(o)	(3)	(3)
	Other	Warrants(4)	Rule 457(o)	(3)	(3)
	Other	Rights	Rule 457(o)	(3)	(3)
	Debt	Debt Securities	Rule 457(o)	(3)	(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)
	Total Offering Amounts					$350,000,000(3)	$38,570.00(5)
	Total Fees Previously Paid						—
	Total Fee Offsets						$38,570.00(6)
	Net Fee Due						$0.00(5)(6)

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	RE/MAX Holdings, Inc.	S-3	333- 234187	October 15, 2019		$38,570.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(6)	$400,000,000
Fee Offset Sources	RE/MAX Holdings, Inc.	S-3	333- 234187		October 15, 2019						$51,920.00

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common stock, preferred stock, depositary shares, warrants, rights and debt securities that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of any stock split, stock dividend, recapitalization or similar transaction.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.
(3)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act. The aggregate maximum offering price of all securities issued under this registration statement will not exceed $350,000,000. No separate consideration will be received for preferred stock or common stock that are issued upon exercise, conversion or exchange of warrants, rights, preferred stock, depositary shares or debt securities registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or depositary shares.
(5)	Calculated under Rule 457(o) of the rules and regulations under the Securities Act.
(6)	The registrant previously registered the offering of $400,000,000 of securities under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 15, 2019 (File No. 333-234187) (the “Prior Registration Statement”), which was declared effective on December 30, 2019 and expired on December 30, 2022. Of the $400,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment of $51,920.00 was paid, all $400,000,000 of the securities remained unsold when the Prior Registration Statement expired, leaving $51,920.00 in previously paid fees available for future offset. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the offering of $350,000,000 of securities being registered hereby in the amount of $38,570.00 is offset by $38,570.00 in registration fees previously paid by the registrant with respect to securities that were not issued pursuant to the Prior Registration Statement. Accordingly, no additional registration fees are due to be paid at this time.